Company contacts:
Steve Shattuck
WD Public Relations
949.672.7817
steve.shattuck@wdc.com

Bob Blair
WD Investor Relations
949.672.7834
robert.blair@wdc.com

FOR IMMEDIATE RELEASE:

WD® STREAMLINES MEDIA OPERATIONS
TO ADDRESS INTERNAL HARD DRIVE BUSINESS NEEDS

Adjustments Coincide with Expiration of External Supply Obligations

PENANG, MALAYSIA and SAN JOSE, CALIF. – Mar. 20, 2008 – Western Digital® (NYSE: WDC) announced today that the majority of its media and substrate supply obligations to external customers related to its acquisition of Komag in 2007 will be fulfilled by May 2008, as planned, and that consequently WD will streamline its media and substrate operations to serve only its own hard drive business.

As part of the realignment of media manufacturing resources, the company will focus its Penang, Malaysia facilities solely on the production of magnetic media, while substrate plating and polishing operations, currently in Penang, will be consolidated into the company’s two other Malaysian substrate facilities in Kuching and Johor Bahru, maximizing operational efficiencies. Additionally, some positions in the company’s San Jose, Calif. development and media operations facility will be affected with the cessation of external business. As a result of these actions, WD will reduce its labor force by approximately 800 employees – approximately 770 in Malaysia and approximately 30 in the United States – representing less than 2 percent of the company’s total worldwide employee population of approximately 42,500.

The total cost of these actions is currently estimated to be approximately $16 million, including termination benefits and asset impairment charges. The portion of these costs, if any, that will be charged against the company’s third quarter operating results and the portion, if any, that will be reflected as an adjustment to the Komag acquisition purchase price allocation is still being determined and will be separately disclosed during WD’s third quarter earnings release conference call in April. This realignment is consistent with the integrated media operations business model guidance previously provided by the company.

Don Blake, vice president and general manager, WD Media, said, “This action sizes our media and substrate operation to the current demands of a single customer—WD’s hard drive business. It efficiently streamlines our media and substrate operations while enhancing focus on the development of future manufacturing technologies to support media and substrate requirements resulting from continued success in our hard drive business.”

About WD

WD, one of the storage industry’s pioneers and long-time leaders, provides products and services for people and organizations that collect, manage and use digital information. The company produces reliable, high-performance hard drives that keep users’ data accessible and secure from loss. WD applies its storage expertise to consumer products for external, portable and shared storage applications.

WD was founded in 1970. The company’s storage products are marketed to leading systems manufacturers, selected resellers and retailers under the Western Digital and WD brand names.

Visit the Investor section of the company’s Web site (www.westerndigital.com) to access a variety of financial and investor information.

This press release contains forward-looking statements concerning the resulting costs of the realignment of the Company’s media manufacturing resources, the efficiency of WD’s media and substrate operations, media and substrate demand increases and growth in the WD’s business. These forward-looking statements are based on WD’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements, including relating to: supply and demand conditions in the hard drive industry; actions by competitors; unexpected advances in competing technologies; uncertainties related to the development and introduction of products based on new technologies and the expansion into new hard drive markets; business conditions and growth in the desktop, mobile PC, enterprise, consumer electronics and external hard drive markets; pricing trends and fluctuations in average selling prices; failure to continue to integrate WD’s media and head technologies; changes in the availability and cost of commodity materials and product components that WD does not make internally; and other risks and uncertainties listed in WD’s recent Form 10-Q filed with the SEC on February 5, 2008, to which your attention is directed. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and WD undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

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Western Digital, WD and the WD logo and are registered trademarks of Western Digital Technologies, Inc. All other brand and product names mentioned herein are the property of their respective owner.